AGREEMENT made as of the 1st day of April, 1994, by and
between CBS Inc. ("CBS"), a New York corporation, having its principal office at 51 West 52 Street, New York, New York 100l9, and PETER TORTORICI ("Executive"), 7800 Beverly Boulevard, Los
Angeles, California 90036.
          WHEREAS, CBS desires to secure the services of
Executive as an executive of the CBS Entertainment Division
("CED"), and Executive is willing to furnish such services, upon the terms, provisions and conditions hereinafter set forth;
          NOW, THEREFORE, in consideration of the premises and
the mutual covenants hereinafter contained, it is agreed upon between CBS and Executive as follows:
     1.   CBS hereby employs Executive, and Executive hereby
accepts employment, as an executive of CED (as its President), for a four-year term commencing June 1, 1994, and continuing through May 31, 1998 (the "Term").  Each successive year of the
Term is herein referred to as a "Contract Year", with the first
Contract Year to commence June 1, 1994, and continue through May
31, 1995, and each successive Contract Year thereafter to
commence on June 1 and continue through May 31 of the applicable
Contract Year.  During the Term, Executive shall report to the
President, CBG, and shall be based in Los Angeles, California.
So long as this agreement is not terminated pursuant to paragraph 10 below and Executive is rendering services hereunder, there shall be no higher exective of CED, and Executive shall have full authority and power to run CED, including the hiring and
replacement of personnel for CED and the setting of projects for development and production, such projects to include series and other production commitments.
     2.   For all services to be rendered by Executive hereunder
and for all rights granted to CBS by Executive hereunder, CBS agrees that, subject to all terms and conditions of this
agreement, Executive shall receive a base salary of One Million
Dollars ($1,000,000) per annum during each Contract Year of the
Term.  Such base salary shall serve as the basis for determining all benefits payable to Executive, in accordance with paragraph 7 below, for each Contract Year.
     3.   In addition to the base salary provided for in
paragraph 2 above, for each Contract Year of the Term, if during the "broadcast season" (as defined below) which commences during such Contract Year, CBS' overall schedule of primetime network programming attains a 9.0 or better national rating by the
Nielsen Television Index of the Nielsen Media Research (the
"Nielsen's") (i.e., the Nielsen's national household rating for
CBS' overall schedule of primetime programming equals or exceeds
9.0), as averaged over the entire broadcast season, Executive shall be eligible to receive the folowing performance bonus for the applicable Contract Year:
          1994/95 broadcast season:          $500,000
          1995/96 broadcast season:          $600,000
          1996/97 broadcast season:          $700,000
          1997/98 broadcast season:          $800,000
Each bonus payable pursuant to this paragraph 3 shall be paid to
Executive at the end of the broadcast season (i.e., May 31)  for which such bonus is earned.
     For purposes hereof, "broadcast season" shall be defined as the period commencing in September and concluding in April of each year, the exact dates of which shall be as recognized by the
Nielsen's, in determining the ratings for each applicable
broadcast season.  If during the Term hereof, a television
measurement service other than the Nielsen's is used as the
service of record for the majority of primetime advertising
agreements between the CBS Television Network and its client advertisers, then such other service shall be substituted for the
Nielsen's, and all references in this paragraph 3 and in
paragraph 4 below shall be deemed to refer to such other service, and if such service uses a measurement system different from the
Nielsen's ratings measurement system, then measurement numbers in the new system which are equivalent to the Nielsen's ratings numbers shall be substituted for the Nielsen's numbers referred to in this paragraph 3 and in paragraph 4 below (so that
equivalent ratings, or other measurement standards, are used in evaluating whether Executive has attained the goals set forth herein for determining what bonuses, if any, are payable to
Executive pursuant to this paragraph 3 and to paragraph 4 below).
     4.   In addition to the base salary provided for in
paragraph 2 above and the performance bonuses provided for in paragraph 3 above, Executive shall also be eligible to receive additional performance bonuses for each Contract Year, to be determined on the basis of attaining one or more of  the
following goals during the applicable Contract Year:
          (a)   If during the broadcast season commencing in the
applicable Contract Year CBS' schedule of daytime network
programming attains the highest national rating by the Nielsen's
(i.e., CBS finishes first in the Nielsen's national daytime
household ratings), as averaged over the entire broadcast season, a bonus payment of One Hundred Thousand Dollars ($100,000) will be earned by and payable to Executive.
          (b)   If during the broadcast season commencing in the
applicable Contract Year CBS' schedule of latenight network
programming attains the highest national rating by the Nielsen's
(i.e., CBS finishes first in the Nielsen's national latenight
household ratings), as averaged over the entire broadcast season, a bonus payment of One Hundred Thousand Dollars ($100,000) will be earned by and payable to Executive.
          (c)   If during the broadcast season commencing in the
applicable Contract Year  CBS' regularly scheduled primetime network programming attains among adults aged 25 to 54 a 7.8 or better national rating by the Nielsen's (i.e., the Nielsen's national household rating for adults 25 to 54 for CBS' regularly scheduled primetime programming equals or exceeds 7.8), as
averaged over the entire broadcast season, a bonus payment of One
Hundred Thousand Dollars ($100,000) will be earned by and payable to Executive.
          (d)   If  in the calendar year ending during the
applicable Contract Year the profits from CBS' television network equal or exceed the profits which were earned by CBS' television network for the prior calendar year, a bonus payment of One
Hundred Thousand Dollars ($100,000) will be earned by and payable to Executive.
          (e)   If during the broadcast season in the applicable
Contract Year at least one new primetime entertainment series of six or more episodes is first broadcast on the CBS Television
Network and attains an overall national rating by the Nielsen's which places it in the top twenty-five primetime programs, as
determined over  the entire broadcast season, a bonus payment of
One Hundred Thousand Dollars ($100,000) will be earned by and payable to Executive.
     All bonuses payable pursuant to subparagraphs (a) through
(c) and subparagraph (e) of this paragraph 4 shall be paid to
Executive at the end of the broadcast season (i.e., May 31) for which they are earned, and each  bonus payable pursuant to
subparagraph (d) of this paragraph 4 shall be paid to Executive on the May 31 following the end of the calendar year for which the profits are measured in determining whether a bonus is
payable pursuant to subparagraph (d).
          5.   In addition to the base salary payable pursuant to
paragraph 2 above and the bonuses, if any, payable pursuant to paragraphs 3 and 4 above, CBS agrees to pay to Executive deferred compensation in the sum of $125,000 for each Contract Year of the
Term.  The deferred compensation shall be payable upon the
termination of Executive's services at CBS; provided, however, that Executive's rights to receive the deferred compensation payable for each Contract Year shall vest only upon completion of
Executive's  services in the applicable Contract Year, and if
Executive's services are terminated prior to the end of the Term of this agreement, then only such deferred compensation as has vested by such date shall be payable to Executive.
     6.   (a)   Reference is hereby made to the loan agreement
enterted into by CBS and Executive dated December 31, 1993 (the
"Loan Agreement"), pursuant to which CBS loaned to Executive the principal sum of Three Hundred Fifty Thousand Dollars ($350,000)
(the "Principal"), with such loan to bear interest at the rate of eight percent (8%) per annum and to be repaid in full (including all accrued interest) on or before November 30, 1994 (the
"Maturity Date"). Executive and CBS have agreed and do hereby agree to amend the Loan Agreement, to extend the Maturity Date from November 30, 1994, to the earlier of June 1, 1998, or the termination of this agreement.
          (b) In addition to all sums payable to Executive pursuant to paragraphs 2, 3, 4 and 5 hereinabove, CBS hereby agrees that over the course of the Term of this agreement, pro rata portions of the Principal, plus all accrued interest thereon, which would otherwise be due and payable pursuant to the Loan Agreement, will be forgiven by CBS, in accordance with the provisions of this paragraph 6. Such right of Executive to have the loan forgiven hereunder shall vest in four equal portions during the four Contract Years of the Term (i.e., at the end of each Contract Year one-fourth (1/4) of the Principal, plus all accrued interest thereon, shall be forgiven). Upon the vesting of such right at the end of each Contract Year, CBS agrees that
with respect to the portion of the loan which is forgiven, CBS shall forever waive and forego the right to receive repayment of such portion of the Principal of the loan, plus all accrued interest thereon. In addition to such pro rata forgiveness of the loan amounts, CBS shall pay to Executive amounts equal to the taxes due from Executive to the Internal Revenue Service and any other taxing authorities by reason of CBS' forgiveness of the loan, computed at the statutory rates applicable to Executive and grossed up at such rates so that such amounts received by Executive pursuant to this sentence shall be on an after-tax basis, such amounts to be payable to Executive on or before April
15 of each Contract Year, for the pro rata portion of the loan payments forgiven during such Contract Year. CBS acknowledges that Executive shall have no obligation to make any payments of either the Principal or any interest thereon during the Term of this agreement, so long as Executive performs all services required of him hereunder. If at any time during the Term CBS terminates this agreement for cause (as defined in paragraph 10 below), then the full amount of the remaining Principal which was not forgiven prior to the date of such termination, plus all accrued interest thereon, shall immediately become due and payable, in accordance with the terms of the Loan Agreement. If at any time during the Term CBS terminates this agreement other
than for cause (as defined in paragraph 10 below), then the full amount of the loan (including all accrued interest) shall be deemed to be forgiven, and Executive shall have no further obligation with respect to the loan.
     7. Executive shall be included in all plans now existing or hereafter adopted for the general benefit of CBS employees, such as pension plans, investment funds and group or other insurance plans and benefits, if and to the extent that he is and remains eligible to participate thereunder, and subject to the provisions of such plans as the same may be in effect from time to time. Executive shall be entitled to participate in CBS'
Executive Life Insurance plan, subject to and in accordance with the provisions of such plan. Executive will also be eligible for participation and recommended to be considered for participation in all other CBS benefit plans in which participation is limited to CBS executives in positions comparable to his (i.e., CBS executive segment 1), including the Executive Incentive Plan
("EIP") or any successor plan to EIP and the Stock Rights Plan
("SRP") or any successor plan to SRP. Notwithstanding anything else contained in this paragraph 7, since EIP and SRP are administered under procedures that are not subject to contractual arrangements, eligibility for consideration is no guarantee of actual participation because the CBS Board of Directors'
discretion, or that of the appropriate committee of such Board, in granting participation, is absolute. Without limiting the foregoing, Executive acknowledges that the bonuses provided for hereinabove in paragraphs 3 and 4 above shall be inclusive of any and all EIP awards that might otherwise be payable to Executive.
The amounts of the bonuses, if any, payable pursuant to paragraph 3 above shall be used as the sole basis for calculating any Supplemental Executive Retirement Plan ("SERP") awards payable to Executive hereunder (i.e., Executive shall be entitled to receive as SERP one-half of the amount of the actual performance bonus payable to Executive pursuant to paragraph 3 for each applicable Contract Year).
     8. Executive agrees to devote all of his business time and attention to the affairs of CBS, except during vacation periods and reasonable periods of illness or other incapacity consistent with the practices of CBS for executives in comparable positions, and agrees that his services shall be completely exclusive to CBS during the Term hereof.
     9. Executive acknowledges that he has been furnished a copy of the Policy Notes from the President concerning Conflicts of Interest ("Conflicts Policy") dated December 13, 1989.
Executive further acknowledges that he has read and fully understands all of the requirements thereof, and acknowledges
that at all times during the Term hereof, he shall perform his services hereunder in full compliance with the Conflicts Policy and the CBS Policy Summary and with all revisions thereof or additions thereto including without limitation any notice provisions therein (notwithstanding any notice provisions to the contrary which may be contained in paragraph 15 of this agreement).
     10. If, during the Term of this agreement, the employment of Executive by CBS should be terminated by CBS for cause, which for these purposes is defined as (i) fraud, misappropriation or embezzlement on the part of Executive, (ii) Executive's willful failure to perform services hereunder or (iii) Executive's intentional breach of the provisions of paragraph 8 or of paragraph 9 hereof or for Executive's incapacity, then CBS shall immediately have the right to terminate this agreement; provided, however, that in the event of any intentional breach of the provisions of paragraph 8 or paragraph 9 hereof (as referred to in subdivision (iii) above), Executive shall have the right to cure within a reasonable period of time (not to exceed 10 days) after CBS' notice to Executive of the breach; and provided further, that in the event of Executive's incapacity CBS may terminate this agreement effective only after the expiration of a period the length of which shall be determined by the CBS
Personnel Department pursuant to the then applicable CBS sick leave policy for CBS exempt staff employees as though such policy were applicable to this agreement but in any event not less than four (4) consecutive weeks. If CBS terminates this agreement by reason of Executive's incapacity, Executive shall continue to receive for the remainder of the term of this agreement, the base salary in effect at the time of disability (pursuant to paragraph
2 hereof), reduced by the maximum amount of salary which may be insured under the CBS Long Term Disability ("LTD") Plan at the time of disability, regardless of whether Executive elects to obtain full benefits to which he is entitled under CBS' LTD Plan.
     Nothing herein shall obligate CBS to utilize Executive's services, and CBS shall have fulfilled all of its obligations hereunder by payment to Executive of the applicable base salary
(as provided for in paragraph 2 above) plus all other payments which accrue and vest during the Term of this agreement (pursuant to paragraphs 3, 4 and 5 above) plus any benefits to which Executive is entitled pursuant to paragraph 6 above for the Term of this agreement.
     If during the Term hereof CBS elects to terminate
Executive's employment hereunder for any reason other than cause
(as hereinabove defined), Executive shall have no duty to mitigate, and shall be entitled to receive his base salary as
provided for in paragraph 2 above for the remainder of the Term following such termination plus his bonus, if any, payable pursuant to paragraphs 3 and 4 for the first Contract Year, if such bonus has not already been paid prior to the date of termination other than for cause, plus a pro rata portion of any bonus(es) that would otherwise become payable to Executive pursuant to paragraphs 3 and 4 for the Contract Year in which he is terminated, with the portion to be a direct percentage of the Contract Year completed by Executive prior to such termination, (all such payments described in this sentence to be collectively referred to as the "Remaining Payments"). Following any such termination, CBS shall have no obligation whatsoever to make any payments to Executive, other than the Remaining Payments provided for in the preceding sentence; provided, however, that the remainder of the Principal and accrued interest that would otherwise be due under the Loan Agreement shall be foregiven in accordance with the provisions of paragraph 6 hereinabove.
Notwithstanding anything contained in this agreement (including without limitation anything contained in paragraph 7 above), Executive shall not be entitled to receive any serverance pay upon the termination of this agreement or of Executive's employment hereunder at any time during the Term of this agreement.
     11. Subject to the other provisions of this paragraph and subject to CBS' policies regarding vacation, during each calendar year of the Term, Executive shall be entitled to four (4) weeks vacation with pay. The actual time of such vacation shall be subject to CBS approval. For any fraction of a calendar year during the Term, such vacation shall be prorated in accordance with CBS' normal practices.
     12. In accordance with the then applicable CBS policy, CBS shall reimburse Executive for the cost of his reasonable, actual and necessary business and travel expenses incurred in connection with his services hereunder.
     13. CBS shall own all right, title and interest in perpetuity to the results of Executive's services and all artistic materials and intellectual properties which are, in whole or in part, created, developed or produced by Executive during the Term of this agreement and which are suggested by or related to Executive's employment hereunder or any activities to which Executive is assigned, and Executive shall not have or claim to have any right, title or interest therein of any kind or nature. Nothing in the preceding sentence is intended to constitute a waiver of CBS' conflict of interest policies.
     14. This agreement contains the entire understanding of the parties with respect to the subject matter hereof, and (upon
commencement of the Term) supersedes any and all prior agreements of the parties with respect to the subject matter thereof, and cannot be changed or extended except by a writing signed by both parties hereto. This agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, executors, heirs, administrators, successors and assigns. This agreement and all matters and issues collateral thereto shall be governed by the laws of the State of New York applicable to contracts performed entirely therein. If any provision of this agreement, as applied to either party or to any circumstance, shall be adjudged by a court to be void or unenforceable, the same shall in no way affect any other provision of this agreement or the validity or enforceability thereof.
     15. All notices or other communications hereunder shall be given in writing and shall be deemed given (and shall be effective upon being given) if served personally or mailed by registered or certified mail, return receipt requested, to the parties at their addresses above indicated, or at such other addresses as they may hereafter designate in writing; provided, however, that for any notice or other communication sent by mail,


the date of giving such notice or communication shall be deemed effective three (3) days after the date of mailing.
     IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first above written.

                              CBS INC.


                              By:   /S/ HOWARD STRINGER



                              Signed:  /S/ PETER TORTORICI
                                       ("Executive")


























